PRESS RELEASES

         For Release:  IMMEDIATELY

                    AEGON AND TRANSAMERICA CREATE ONE OF THE
                       LARGEST LIFE INSURERS IN THE U.S.
                    MARKET: COMBINING STRENGTH WITH STRENGTH

         THE HAGUE (THE NETHERLANDS), BALTIMORE, MARYLAND (U.S.) AND SAN FRANCISCO, CALIFORNIA (U.S.) -- AEGON N.V. (NYSE: AEG), the parent company of AEGON USA, Inc., and Transamerica Corporation (NYSE: TA), signed an agreement providing for AEGON's acquisition of Transamerica for cash and stock worth USD 9.7 billion. In addition, AEGON N.V. will assume on a consolidated basis approximately USD 1.1 billion of Transamerica's holding company debt. Transamerica's corporate and insurance operations will merge with AEGON USA's operations immediately after closing, which is expected to occur during the summer of 1999. The transaction is the second largest in the U.S. life insurance industry to date. Based on 1997 year-end figures, the combination of AEGON and Transamerica will result in the third largest life insurance group in the U.S. in terms of assets and premium written.

         The payment of the USD 9.7 billion transaction will be 70% in stock and 30% in cash, representing a premium of 35.4% over New York's 17 February 1999 closing price of USD 57 5/8 for a Transamerica share. The actual number of shares of AEGON N.V. will depend upon the determination of the average AEGON share price for the 20 trading days prior to the closing date of the transaction. The value of USD 9.7 billion equals USD 78 per Transamerica share, of which USD 23.40 per share will be paid in cash. The USD 54.60 share value of the consideration paid in AEGON shares will remain fixed for a 20% increase or decrease in the AEGON share price of currently USD 95.20, between the date of signing and the date of closing. For the next 15% increase or decrease in the AEGON share price the effect of the increase or decrease will be shared equally between AEGON and Transamerica shareholders. Beyond a 35% positive or negative change in share price the affected parties can fix the exchange ratio at the 35% level, renegotiate or decide not to complete the transaction.

         AEGON has priced this transaction to achieve an unleveraged return on equity of 9%, reflecting the lower cost of capital in today's environment. This is below AEGON's normal hurdle rate of 11% that will be maintained for the longer term. AEGON has maintained the same spread over risk free rates that existed at the time of the Providian transaction.

         It is expected that the positive effect on AEGON earnings per share in the years 1999 and 2000 will result in an additional increase in earnings per AEGON share of at least 3% in both years. In advance of the publication of its 1998 results on 3 March, AEGON's outlook for the full year 1999 is, assuming completion of the transaction at mid-year: barring unforeseen exceptional circumstances such as adverse currency and equity market movements and including the impact of Transamerica's acquisition, we expect an increase in 1999 earnings between 18% and 20% and in earnings per share between 12% and 15%.

         OPPORTUNITIES
         AEGON USA and Transamerica, both major life insurance and pension providers in the USA, have complementary products and distribution channels. Following the transaction, the combined operations will have a more prominent position in the life insurance business and will be the second largest life reinsurer in the U.S., based on in force business. The addition of Transamerica's general agency distribution channel, which is focused on high net worth individuals, and Transamerica's Canadian operations, adds depth to AEGON USA's existing distribution. The combined operations will be a leading U.S. provider of long term care insurance products, insurance marketed at the worksite, GIC's, structured settlements and 401(k) pension plans. The acquisition will join Transamerica's well-established consumer brand name and franchise in the U.S. with AEGON USA's wide array of highly-ranked retirement and savings products and will unite both companies' successful management teams. Additionally, Transamerica has highly profitable and growing operations in commercial lending, leasing and real estate information services, which do not overlap with any AEGON USA businesses.


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

         The Transamerica businesses will find a stable platform for further enhancement of their market position by combining with AEGON USA. In addition to the growth opportunities that the transaction and combined activities present, the companies expect to be able to achieve approximately USD 150 million before tax in annual expense level reduction, including the combining of corporate functions, after a three year period.

         KEY FIGURES
         (in million USD)                       TRANSAMERICA
                               TRANSAMERICA      INSURANCE         AEGON          AEGON
                                   CORP.           ONLY             USA            N.V.
                               1998             1998               1997           1997
         Full year             US GAAP          USGAAP             Dutch          Principles
                                                                   Accounting
         Assets                58,503           46,186             63,691         135,205
         Total                 6,429            4,367              5,995          16,031
         revenues (not
         incl. annuities)
         Premium               1,847            1,847              3,285          10,756
         income
         Annuity/GIC           3,873            3,873              5,280          5,280
         deposits

         Note:  AEGON's 1998 figures will be published on 3 March 1999.

         CHAIRMEN'S STATEMENTS
         AEGON Chairman of the Executive Board Kees J. Storm said: "The acquisition of Transamerica strengthens our already impressive businesses in the United States and elevates us to a top three position in that country, based on 1997 statutory assets. AEGON has a proven track record of successfully integrating companies and people to create superior value. We believe that shareholders, policyholders and distributors of both companies will benefit from the great potential of the combined operation."

         Transamerica Chairman and CEO Frank C. Herringer said: "In a rapidly consolidating and globalizing financial services industry, this transaction unites Transamerica and its shareholders with one of the most financially strong and successful companies in the worldwide insurance industry. Furthermore, AEGON's and Transamerica's management teams have a well-earned reputation for their focus on shareholder value. We see this as a well-considered strategic move that will benefit customers, employees, shareholders and business partners."

         AEGON USA Chairman, President and CEO and member of AEGON N.V.'s Executive Board Donald J. Shepard said: "The ac-quisition of Transamerica, with its well-regarded brand name and franchise, simultaneously advances our objectives on a number of fronts. It offers us the ability to leverage our skills and financial strength into attractive new businesses; and it strengthens our distribution capabilities and product depth in key areas, enabling us to accelerate growth of our core operations. We look forward to working together with Transamerica's CEO Frank C. Herringer and his team of managers and employees."

         BACKGROUND INFORMATION
         AEGON is a leading international insurance group with its headquarters in The Hague, the Netherlands and is quoted on the stock exchanges of Amsterdam, New York (NYSE), London, Frankfurt, Zurich and Tokyo. AEGON has a major presence in five key markets: the USA, the Netherlands, the UK, Hungary and Spain.

         AEGON USA, headquartered in Baltimore, Maryland, operates through three groups: Agency, Alternative Markets and Pension. The separate divisions within each group operate as decentralized businesses targeting customers through focused marketing.

         Transamerica is a leading U.S. financial services company, whose shares are listed in New York (NYSE), at the Pacific Exchange, and in Amsterdam, London, Frankfurt, Paris and Switzerland. Transamerica is headquartered in San Francisco, California, and has life insurance operations in the U.S., Canada and Asia, and financial services businesses in the U.S. and throughout the world.

         FINANCING THE TRANSACTION
         Following the closing, Transamerica's shareholders in the aggregate will be entitled to AEGON common shares valued at approximately USD 6.8 billion and USD 2.9 billion in cash. The actual number of shares will be based upon an average AEGON share price for the 20 trading days prior to the closing date. Approximately 80% of the AEGON shares required for the transaction will be newly issued New York registered shares, representing approximately a 10% increase in the total number of AEGON common shares outstanding. In addition, AEGON will purchase the remaining shares needed for the transaction from Vereniging AEGON (Association AEGON), AEGON's largest shareholder. Vereniging AEGON has also agreed to provide AEGON with a hedge, which will keep the purchase price of the shares approximately the same. Immediately preceding, and as a part of the agreement with Vereniging AEGON, new preferred shares will be issued to Vereniging AEGON, to maintain its majority voting rights in AEGON N.V. The transactions between

         AEGON and Vereniging AEGON will be priced on an arms' length basis. The purchase of the common shares from Vereniging AEGON and the cash payment to Transamerica shareholders will be funded with excess capital and the proceeds from, as yet, unspecified capital market activities.

         VERENIGING AEGON
         Vereniging AEGON is an independent association, which has a voting majority in AEGON N.V. through its common and preferred share holdings. After completion of the transaction, Vereniging AEGON will buy common shares of AEGON N.V. in the open market with the aim to eventually regain a holding of approximately 40% of the common shares from the approximately 30% it is expected to hold immediately after the closing. Additional holdings will be accumulated gradually, so that extra volatility on the AEGON share price will be avoided as much as possible. Vereniging AEGON said it will refrain from market transactions in AEGON shares while this transaction is pending. The preferred shares to be issued will be gradually repurchased by AEGON N.V. as Vereniging AEGON regains its 40% holding of common shares.

         MANAGEMENT
         Frank C. Herringer will be invited to become a member of AEGON N.V.'s Executive Board. The Executive Board of AEGON N.V. would then consist of Kees J. Storm, chairman, Paul van de Geijn, Frank C. Herringer, Donald J. Shepard and Henk B. van Wijk. In the new combination - Frank
         C. Herringer will have line responsibilities for the commercial finance, leasing and real estate information operations, as well as responsibility for certain corporate functions and the further development of the Asia Pacific initiatives. Donald J. Shepard will continue to have line responsibilities for the combined insurance operations and related products in the U.S. and elsewhere in the Americas. The headquarters of the combined U.S. operation will be in San Francisco, California, although key executive and administrative functions will continue in their current locations. The Transamerica name and logo will be retained and be extended to the businesses of AEGON USA where appropriate.

         The transaction will be subject to customary conditions of closing, including receipt of the usual approvals of regulatory bodies as well as both parties' shareholders. The transaction has been approved by AEGON's Supervisory Board and an explanation of the transaction will be given at AEGON's Annual General Meeting of Shareholders on 29 April 1999. The Central Works Council in the Netherlands has reacted positively.

         The Hague, Baltimore, 18 February 1999 / San Francisco, 17 February
         1999

         --------------------------------------------------------------------


         INQUIRIES:

         AEGON USA, Inc.           AEGON N.V.                     Transamerica Corp.
         Press and Public          Group Communications           Communications
         Relations                 + 31 70 344 83 44              + 1 415 983 40 87
         + 1 410 576 45 76

         + 1 502 560 21 67         Investor Relations             Investor Relations
                                   + 31 70 344 83 05              + 1 415 983 55 03

         Attachments:              Profile AEGON N.V.
                                   Profile AEGON USA, Inc.
                                   Profile Transamerica Corp.
                                   Profile Vereniging AEGON



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         As mentioned previously, the actual number of shares of AEGON N.V.
         required for this transaction may vary depending upon the determination of the average AEGON share price at the time of closing. Transamerica shareholders will have the right to AEGON N.V. stock with a value of USD 54.60 per Transamerica share, subject to adjustment if the average AEGON share price over a specified period of time prior to the closing exceeds USD 114.24 or is less than USD 76.16. In addition, to the extent that the average AEGON share price is less than USD 61.88 or more than USD 128.52, the agreement may be terminated unless the parties agree to further adjust the number of shares of AEGON N.V. stock to be received by Transamerica shareholders.

         A registration statement relating to the common stock to be issued in connection with the transaction has not yet been filed with the Securities and Exchange Commission, nor has a proxy statement relating to a vote of the stockholders on the transaction been filed with the Securities and Exchange Commission. The common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any common stock or any other security, and shall not constitute the solicitation of any vote with respect to the transaction.
         -----------------------------------------------------------------------


         PROFILE AEGON N.V.

         The AEGON Group has grown to become one of the world's leading international insurance groups. Headquartered in The Hague in the Netherlands, with assets totaling over USD 147 billion, approximately 86% of AEGON's business is life insurance, pensions and related savings and investment products. The remainder is in health insurance and property and casualty insurance. With core operations in the USA, the Netherlands, the United Kingdom, Hungary and Spain, AEGON has five highly concentrated, sizable national units. Each unit is a major competitor in its local market.

         STRATEGY
         AEGON operates as a 'multi-domestic' organization: highly decentralized, locally managed business units frequently utilize local brand names rather than the AEGON brand name. The Group has strong emphasis on autonomous growth of its existing operations. Second come selective acquisitions in countries where AEGON already has a presence. In addition, the Group takes a very disciplined approach to further internationalization into other geographic areas. In evaluating new business ventures, appropriate ROI hurdles are applied, taking into account the likely volatility of returns from the proposed investment. AEGON has a clear emphasis on profitability and the Group focuses on its core business, which is insurance, particularly life insurance, pensions, savings and investment products.

         ACTIVITIES
         AEGON USA markets life and health insurance and annuity and investment products. Each division specializes in a selected segment of the market in which it has experience and knowledge of its customers' needs. AEGON The Netherlands is active in both the life and non-life insurance market and is the second largest provider of life insurance with in the Netherlands a market share in group life of 20% and 12% in individual life. It operates primarily through independent intermediaries. AEGON UK in the United Kingdom is an acknowledged leader in the market for pensions distributed through IFAs. It also provides asset management services and markets third party investment management products. AB-AEGON in Hungary offers a wide range of life and non-life products through its own sales force and via professional intermediaries. AEGON Spain offers individual and business customers specialized life and non-life products through independent agents mainly. The AEGON Group is also active in Belgium, Germany, Mexico, the Philippines and Taiwan and has representative offices in China and India.

         RANKINGS
         Ranked by market capitalization AEGON is the world's third largest listed insurance group.

         PROFILE AEGON USA

         AEGON USA, headquartered in Baltimore, Maryland, accounts for over fifty percent of AEGON's pre-tax income. Offering life and health insurance and savings and retirement products, AEGON USA operates through three groups: Agency, Alternative Markets and Pension. The separate divisions in each group operate as independent businesses targeting customers through focused marketing.

         AGENCY GROUP
         The EQUITY GROUP in St. Petersburg, Florida offers variable insurance products and mutual funds through independent agents and other third parties.
         The INDIVIDUAL DIVISION in Cedar Rapids, Iowa offers traditional life insurance, mutual funds, accident and health coverage and annuity products through independent agents.
         The MONUMENTAL LIFE DIVISION in Baltimore, Maryland offers traditional insurance products through career and independent agents.

         ALTERNATIVE MARKETS GROUP
         The FINANCIAL MARKETS DIVISION in Cedar Rapids, Iowa, offers fixed and variable annuity and life insurance products through banks and other financial institutions.
         The LONG TERM CARE DIVISION in Bedford, Texas, offers long-term care insurance products through marketing organizations, independent agents and brokers.
         The SPECIAL MARKETS GROUP in Baltimore, Maryland, offers life, supplemental health, credit and mortgage insurance products through direct marketing channels.
         The WORKSITE MARKETING DIVISION in Little Rock, Arkansas, offers supplementary life and health insurance products through employer payroll deduction.

         PENSION GROUP
         DIVERSIFIED FINANCIAL PRODUCTS in Louisville, Kentucky, offers guaranteed savings and investment products sold directly to institutional retirement and investment markets.
         DIVERSIFIED INVESTMENT ADVISORS in Purchase, New York, offers retirement plan investments and services for mid- and large-size companies, state and local governments and non-profit organizations.

         PROFILE TRANSAMERICA CORPORATION

         Transamerica, headquartered in San Francisco, is a financial services company with approximately USD 58.5 billion in assets. The company's two major business lines are life insurance and finance.

         LIFE INSURANCE
         The Transamerica Life Companies are headquartered in Los Angeles, California with major operations in Charlotte, North Carolina; Kansas City, Missouri; Purchase, New York and Toronto, Canada. Transamerica Life is the sixth largest life insurer in North America based on life insurance in force, and one of the top life reinsurers in the U.S. based on new business and in force volume.

         The Life Companies design, underwrite and service life insurance, annuities, long term care insurance and other financial security products that are sold in the U.S., Canada and Asia through general agencies, banks, broker/dealers and special distributors and by independent agents and financial planners. Transamerica Life also provides reinsurance, risk management consulting and product development services, and develops, manages and sells mutual funds, retirement plans and other investment products such as investment contracts for stable value funds, municipalities and structured settlements.

         FINANCE
         Commercial Lending: Transamerica Commercial Finance is based in the Chicago, Illinois area. It is one of the largest independent commercial lending operations in the U.S., based on net finance receivables owned and serviced. Transamerica Commercial Finance makes commercial loans through three operations. Transamerica Distribution Finance provides financing for manufacturers, distributors, retailers and consumers in a wide range of industries. Transamerica Business Credit makes loans to many types of businesses for a variety of needs. Transamerica Equipment Financial Services provides equipment financing through loans and leases to a wide variety of businesses and municipal entities.

         Leasing: Transamerica Leasing is headquartered in Purchase, New York. Its container fleet is the largest in the industry. The company leases, manages and provides financing for intermodal transportation equipment around the world. Its fleet includes standard containers, specialized containers such as refrigerated and tank containers, rail trailers and chassis.

         Real Estate Services: The Transamerica Real Estate Information Companies are headquartered in Dallas, Texas. Transamerica Real Estate Tax Service is the nation's largest servicer of mortgage loans. The company obtains property tax information, monitors property payments and provides tax payment processing. Transamerica Flood Hazard Certification offers flood hazard determination services. Transamerica Intellitech markets real estate information software.


         PROFILE 'VERENIGING AEGON' (ASSOCIATION AEGON)

         The association 'Vereniging AEGON' is the continuation of the former AGO mutual life insurance company. After a restructuring in the seventies, the insurance activities of the AGO group were held by AGO Holding N.V. and the unlisted shares in AGO Holding N.V. were held by the association. AGO Holding merged with the listed insurance company ENNIA in 1983 and thus formed AEGON N.V. As a consequence Vereniging AEGON now owns shares in AEGON N.V. The cooperation of Vereniging AEGON optimizes the funding of the proposed transaction. It also eliminates possible substantial financial downside risks involved for AEGON.

         According to the articles of association of Vereniging AEGON its primary purpose is to promote the interests of the companies forming part of or are associated with the AEGON Group as well as those of policyholders, employees, shareholders and other parties associated with the AEGON Group. In accordance with the 1983 AEGON merger agreement Vereniging AEGON is entitled to newly issued preferred shares in the event that it would lose its majority voting rights in AEGON N.V. For this reason Vereniging AEGON requested the issue of new preferred shares which secure these rights.





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